Exhibit 99.1

Mack-Cali Realty Corporation Announces

Addition of Michael J. DeMarco to Board of Directors and Enhancements to Corporate Governance

Jersey City, New Jersey— March 15, 2018 — Mack-Cali Realty Corporation (NYSE: CLI) today announced the appointment of Michael J. DeMarco, Chief Executive Officer of Mack-Cali Realty Corporation, to the Board of Directors effective immediately. Mr. DeMarco’s addition to the Board expanded the total number of members from nine to ten.

William L. Mack, Chairman of the Board, stated: “We are pleased to announce changes to the board of directors and enhancements to our corporate governance.  Mike has been instrumental in transforming Mack-Cali since joining the Company in the summer of 2015, and we believe that his stewardship will lead to additional shareholder value as we move ahead.”

In addition to adding Mr. DeMarco to the Board, the Company also adopted second amended and restated bylaws to implement certain amendments to further empower the Company’s stockholders.  Pursuant to the bylaw amendments adopted by the Company, a stockholder, or a group of up to twenty stockholders, who has owned at least three percent (3%) of the Company for at least one year will generally have the right to propose amendments to the bylaws to be voted on by all stockholders. In addition, the new bylaws provide for a true majority vote standard for the election of directors, which will require each director who does not receive a majority of votes cast in an uncontested election to tender his or her resignation to the Board.

The new bylaws also expand the opt out of the Maryland Control Share Acquisition Act to apply to all stockholders.  The Maryland Control Share Acquisition Act generally provides that holders of control shares of a Maryland corporation, which are defined as voting shares of stock that would entitle the acquiring person to exercise voting power in electing directors within one of three ranges of voting power specified in the statute, that are acquired in a control share acquisition, have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds majority of stockholders (excluding the holders of the control shares).

The new bylaws also include other technical, clarifying and conforming amendments. The complete text of the Company’s new bylaws were included in a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission today.

About Mack-Cali Realty Corporation

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-family assets. Mack-Cali provides its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

For further information please contact:

Deidre Crockett

Senior Vice President,

Corporate Communications and Investor Relations

Mack-Cali Realty Corporation

(732) 590-1025

dcrockett@mack-cali.com